As filed with the Securities and Exchange Commission on March 7, 2001.

                                                    Registration No. 333-54098
==============================================================================





                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            ----------------------


                                POST-EFFECTIVE
                              AMENDMENT NO. 1 TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------


                             ARCH CHEMICALS, INC.
            (Exact name of registrant as specified in its charter)


            VIRGINIA                             06-1526315
  (State or other jurisdiction          (I.R.S. Employer Identification No.)
of incorporation or organization)


                                 501 MERRITT 7
                          NORWALK, CONNECTICUT 06851
                   (Address of Principal Executive Offices)


                            ----------------------


           ARCH CHEMICALS, INC. CONTRIBUTING EMPLOYEE OWNERSHIP PLAN
                           (Full Title of the Plan)

                            ----------------------


                               SARAH A. O'CONNOR
                                   SECRETARY
                             ARCH CHEMICALS, INC.
                                 501 MERRITT 7
                          NORWALK, CONNECTICUT 06851
                                 203-229-2683
(Name, address and telephone number, including area code, of agent for service)



===============================================================================

ITEM 9.  UNDERTAKINGS.

Item 9 of the registration statement is amended to add the following paragraph:

     (d) Pursuant to Item 8(b) of Form S-8, in lieu of an Internal Revenue Service ("IRS") determination letter that the Arch Chemicals, Inc. Contributing Employee Ownership Plan (the "Plan") is qualified under Section 401 of the Internal Revenue Code of 1986, the undersigned registrant hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Norwalk, State of Connecticut, on the 7th day of March, 2001.

Signature                    Title                             Date
---------                    -----                             ----

/s/ Michael E. Campbell      Chairman of the Board, President  March 7, 2001
-----------------------      and Chief Executive Officer
Michael E. Campbell          (Principal Executive Officer)

/s/ Richard E. Cavanagh      Director                          March 7, 2001
-----------------------
Richard E. Cavanagh

/s/ John w. Johnstone, Jr.   Director                          March 7, 2001
--------------------------
John w. Johnstone, Jr.

                             Director                          March 7, 2001
---------------
Jack D. Kuehler

/s/ H. William Lichtenberger Director                          March 7, 2001
----------------------------
H. William Lichtenberger

/s/ Michael O. Magdol        Director                          March 7, 2001
---------------------
Michael O. Magdol

                             Director                          March 7, 2001
----------------
John P. Schaefer

/s/ Louis S. Massimo         Vice President and Chief          March 7, 2001
--------------------         Financial Officer (Principal
Louis S. Massimo             Financial Officer)

/s/ Steven C. Giuliano       Controller                        March 7, 2001
----------------------       (Principal Accounting Officer)
Steven C. Giuliano

Pursuant to the requirements of the Securities Act of 1933, Arch Chemicals, Inc. Contributing Employee Ownership Plan has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Norwalk, State of Connecticut, on the 7th day of March, 2001.

                                           ARCH CHEMICALS, INC. CONTRIBUTING
                                           EMPLOYEE OWNERSHIP PLAN

                                             By: ARCH CEOP ADMINISTRATIVE
                                                 COMMITTEE

                                           By /s/ H. Anderson
                                              -----------------------
                                              H. Anderson

                                           By /s/ W. P. Bush
                                              -----------------------
                                              W. P. Bush

                                           By /s/ L. S. Mercede
                                              -----------------------
                                              L. S. Mercede

                                           By /s/ R. A. Barnes
                                              -----------------------
                                              R. A. Barnes